UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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GUIDANCE SOFTWARE, INC.
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On April 15, 2016, Guidance Software, Inc. presented the materials set forth below to Institutional Shareholder Services.

Participants in the Solicitation

Guidance and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from Guidance’s stockholders in connection with the upcoming annual meeting of the Company’s stockholders (the “Annual Meeting”). Guidance has filed a proxy statement with the SEC (the “2016 Proxy Statement”) with the Securities Exchange Commission (the “SEC”) on March 30, 2016 in connection with the solicitation of proxies for the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Guidance’s stockholders in connection with the Proposals and their respective interests in Guidance by security holdings or otherwise is set forth in Guidance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016 (the “Annual Report”) and is also included in the 2016 Proxy Statement and other materials filed with the SEC. To the extent holdings of Guidance’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Promptly after filing its definitive 2016 Proxy Statement with the SEC, Guidance mailed the definitive 2016 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, GUIDANCE’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT GUIDANCE WILL FILE WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Guidance with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Guidance’s website at http://investors.guidancesoftware.com/.

GUIDANCE SOFTWARE Investor PRESENTATION APRIL 2016

This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software's products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There can be no assurances that strategic acquisitions of the Company, including the recent acquisition of CaseCentral, will ultimately be successful for the Company. There are also risks that the Guidance Software's pursuit of providing network security and e-discovery technology, including Cloud-based review and production software, might not be successful, or that if successful, it will not materially enhance the Guidance Software's financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software's relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements. In addition, the company is under no obligation to deliver future versions of its products, including minor and major upgrades. Forward Looking Statements 2

Participants in the Solicitation Guidance and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from Guidance’s stockholders in connection with the upcoming annual meeting of the Company’s stockholders (the “Annual Meeting”). Guidance has filed a proxy statement (the “2016 Proxy Statement”) with the Securities Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Guidance’s stockholders in connection with the Proposals and their respective interests in Guidance by security holdings or otherwise is set forth in Guidance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016 (the “Annual Report”) and are included in the 2016 Proxy Statement and other materials filed with the SEC. To the extent holdings of Guidance’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Important Additional Information and Where to Find It Promptly after filing its definitive 2016 Proxy Statement with the SEC, Guidance mailed the definitive 2016 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, GUIDANCE’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT GUIDANCE WILL FILE WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Guidance with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Guidance’s website at http://investors.guidancesoftware.com/. Solicitation Notice 3

Why GUID Board & Management Are on the Right Track 4 GUID has an exceptional market opportunity GUID is in the early stages of turnaround GUID offers the right board & executive team to execute and grow its business – with strong corporate governance

Independent Directors launched a turnaround effort after three years of declining sales, market share and morale under the leadership of Shawn McCreight. The turnaround, after a year, is starting to generate new customer wins and sales growth. Management seeks the time to realize the benefits of its turnaround moves, launched beginning in 3Q-15. Mr. McCreight, a 30% holder and former Chairman, is seeking to re-entrench himself Wants control of the Board without paying a premium, and with no new ideas on how to grow the business. The independent Directors tried to avoid this costly fight. Our six nominees include five highly qualified and experienced independent Directors – and includes four Directors who joined the Board in 2015 - 2016. The Situation 5

GUID has an Exceptional Market Opportunity 6

Digital risk is a global problem 7 30 Billion Devices by 2020 >90 Million Breaches and attacks every year 90% Attacks On organizations use unique malware (signatures/hashes) $3 Trillion Lost revenue opportunity $.5 Trillion Cyber crime related expenses

8 GUID Cybersecurity Solution Strategy

Guidance Solutions 9 Proven in the courtroom and trusted in the boardroom, Guidance provides smart and dependable solutions to problems that often go undetected or unsolved on the endpoint. From beginning to endpoint.™

10 Guidance software 72 OF THE FORTUNE 100 #1 SOLUTION FOR GOVERNMENT AGENCIES #1 TOOL FOR Incident Response SERVICE PROVIDERS FireEye, KPMG, PWC, Deloitte, CSC, AT&T 25 Million ENDPOINTS DEPLOYED 47% OF THE FORTUNE 500 Industry Leader in Forensic Security

11 Market Opportunity

GUID Target Markets 12 NEW Opportunity $20 - 40MM (Beyond ‘16) 1Includes EDR only 2No Investigative Services 3Excludes Legal Services 4Excludes Storage Software

13 GUID turnaround is in its early stages – And is producing results.

1Q16 Total Revenue in the Range of $25.6 to $25.8 MM First Q1 Revenue Growth in 3 Years Ahead of Consensus Ahead of 1Q15 ($25.0) Ahead of 1Q14 ($25.4) 1Q16 Product Revenue Growth over 2015 1Q16 Cybersecurity Revenue Growth of 15% Early Financial Results Show Management Changes are beginning to work 14

15 The Results Under Mr. McCreight’s Leadership: Revenue declines for three consecutive years Market valuation lost $168MM (-47.5%) since end of 2012 [to end of 2015].

Cybersecurity is #1 priority, with highest growth potential New-product strategy emphasizes best-of-breed solutions in high-growth segments (Cyber, Risk Management) Focus on customers and aligning product offerings with spending categories that drive the most revenue Divest or limit investment in low-growth categories that are a drag on the P&L Management’s Strategy to Grow and Return Value to Shareholders 16

EARLY STAGES OF COMPANY TURNAROUND

Q1 2015
- ✓ Board appoints CRO
- ✓ CRO institutes Channel Partner driven sales program

Q2 2015
- ✓ Patrick Dennis, CEO appointed 4/2015
- ✓ Michael Harris, CMO appointed 4/2015
- ✓ Max Carnecchia appointed to board, 5/2015

Q3 2015
- ✓ Mr. Dennis makes Cybersecurity top corporate strategy for growth
- ✓ Customer Satisfaction Research commences
- ✓ Product Roadmap Re-Cast based on customer feedback

Q4 2015
- ✓ New GUID corp branding introduced
- ✓ Alfredo Gomez, new GC appointed 10/2015
- ✓ Re-Structured Product Engineering under Ken Basore
- ✓ New product strategy implemented (multi-brand, best of breed, customer driven)

Q1 2016
- ✓ Mr. McCreight terminated (CTO & Chairman role), 1/2016
- ✓ New Global Sales Leadership Installed
- ✓ New Channel Leadership and Program Installed
- ✓ GUID reports strong Q4'15 results
- ✓ New Higher Market Pricing effective
- ✓ New EnForce product introduced
- ✓ Messrs. Loo and Bish Appointed to BOD

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Surveyed existing EnCase customer base (over 300 customers responded) on product, service and roadmap satisfaction Met with top customers to gather detailed feedback on issues, new products, requirements and satisfaction Met with top industry analysts (Gartner, IDC, Forrester, others) to gather detailed feedback and advice on GUID product, competitive position & market direction Met with many other prospects and customers during sales activities over 2H2015 Net results: Overall satisfaction was poor. GUID future viability was questioned and root causes became evident to management Customer Research to discover root causes of business decline 18

Fragmented product portfolio No product innovation No competitive response Major price cut in 2013 Stale branding & positioning Poor customer satisfaction Poor channel program & execution Poor sales execution GUID Turnaround 19 Root Causes: Corrective Action (beginning Q3 ‘15): Focused company on Cybersecurity Recast product strategy, roadmap and engineering priorities aligned with customer feedback Re-established analyst relations and competitive intelligence Implemented major price increase to align with market (fully effective 1/2016) Re-branded corporate image (logos, taglines, website, messaging, etc.) Delivered new product updates for customers on annual maintenance Restructured channel sales & marketing team and program Restructured sales leadership

On Nov. 16, 2015, GUID announced the engineering department reorganization and Mr. McCreight gave the change his vote of confidence: Mr. McCreight Publicly Supported The Changes 20 “Ken has been my right hand for 15 years and I'm proud of what we have accomplished. This leadership change is an important next step in our evolution. Our customers, engineering staff and partners are in good hands." - Shawn McCreight, Nov 2015

Board investigated Mr. McCreight’s conduct following new employee complaints of inappropriate/abusive verbal behavior during our transition Internal investigation verified the claims Mr. McCreight was offered professional coaching and several options to stay with the Company in an individual contributor role – he rejected all options and ultimately his employment was terminated Mr. McCreight’s Conduct 21

A return to his previous, one-size-fits-all product re-platforming strategy he calls “Encase 8”, which was perpetually late and rejected by a majority of our existing customers Lip service to Cybersecurity without a competitive solution A return to decisions without care for customer or shareholder feedback No real new ideas to correct poor decisions and performance of the recent three years Would likely result in termination of our CEO and likely other executives, with the potential for another 12 to 24 months of executive and sales management churn and business disruption Mr. McCreight’s Plan is a Step Backward 22

“While yesterday’s proxy announcement throws a new and unexpected wrench in the mix, it does little to change our investment opinion of GUID. The company is in the middle of a significant rebuild where the relatively new CEO is repositioning the company from a vendor of computer forensics and eDiscovery software to a provider of specialized security solutions” February 2016 – Mark Schappel Analysts Support Mr. Dennis and the current Board 23 “Conversations with representatives from GUID, partners and competitors leave us convinced that the company remains relevant in an environment where data breaches are the norm, and the ability to rapidly identify and respond to incidents is of paramount importance. New sales leadership is moving quickly to establish strong channel relationships, and the launch of EnForce Risk Manager next quarter should provide incremental revenue opportunities” March 2016 – Kevin Liu

GUID offers the right Board & executive team to execute its plans - with a strong record of good corporate governance 24

Board elected annually All directors other than CEO are independent Separate Chairman and CEO roles Adopted clawback policy for executives Adopted minimum equity holding period for CEO and CFO Adopted meaningful stockholding guidelines for directors and executives GUID’s Strong Corporate Governance Ensures Board and Management Accountability Strong Corporate Governance 25

1/3 of Directors are New 1/3 of Directors Have Served Approximately One Year 1/3 of Directors Have Served over Three Years 5 of 7 Management Members Were Brought Into Their Positions in 2015 Board is independent, Balanced & REFRESHED 26 All but one of our board members had Mr. McCreight’s prior approval.

BOARD OF DIRECTOR NOMINEES

(Well Balanced, Independent, with Right Mix of Skills & Experience)

Nominee	Bio	Joined BOD	Public BOD Exp.	Public Co. Mgmt.	Governance	Software	Finance & Deal Exp.	Acctg.	Scaling & Growth
Robert van Schoonenberg (Chairman)	Served 28 years as an officer of Avery Dennison Corporation (NYSE:AVY), from which he retired as Executive Vice President, Chief Legal Officer and Secretary of the Board.	2008	X	X	X		X	X	
Patrick Dennis (President & CEO)	Named President and CEO in May 2015 after 12 years with EMC Corporation, where he held executive roles in sales, services and engineering. Prior to EMC, Mr. Dennis was a Group Vice President for Oracle Corporation.	2015	X	X		X	X		X
Max Carnecchia	Brings expertise in software and in successfully managing both private and publicly traded software companies. Currently Chief Executive Officer of BIOVIA-Dassault Systémes. Prior to this, Mr. Carnecchia had served as President, CEO and Board member of Accelrys.	2015	X	X		X	X		X
Reynolds C. Bish	Mr. Bish has a strong track record of building and growing companies while creating value for stakeholders. Mr. Bish is currently president of Lexmark Enterprise Software and a vice president of Lexmark International, Inc., where he is responsible for strategy, execution and executive team leadership.	2016	X	X		X	X		X
Wade W. Loo	Mr. Loo brings more than 30 years of experience in corporate governance and finance, and he has significant experience with U.S. GAAP and SEC technical accounting and auditing matters. Mr. Loo retired in 2010 after a 30-year career with KPMG	2016	X		X		X	X	
Chris Poole	Mr. Poole has experience as a CEO, as a Director of Technology and as a member of numerous public and private company Boards. Currently Chief Executive Officer of JAMS, The Resolution Experts, the premier provider of mediation and arbitration services in North America.	2013	X	X		X	X		X

4 of 6 board members joined in past 12 months

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28 Majority New Management Team Q1 ‘15 Q2 ‘15 Q3 ‘15 Q4 ‘15 Prior to 2015 Barry Plaga COO & CFO Appointed 2008 Rasmus Van der Colff CAO & VP. Finance Appointed 2009 Stephanie Urbach SVP, Human Resources Appointed Mar 2015 Ken Basore SVP, Product Engineering Promoted to SVP, PE, Nov 2015 (Joined 2001) Patrick Dennis President & CEO Appointed Apr 2015 Michael Harris CMO Appointed Apr 2015 Alfredo Gomez SVP, General Counsel & Corporate Secretary Appointed Oct 2015

GUID already is focusing on Cybersecurity as top priority. GUID has pre-announced 1Q’16 results (demonstrates positive momentum). GUID will make a financial guidance announcement on its 1Q’16 call May 5. The Board formed an M&A Committee. An Unnecessary Proxy Fight 29

GUID board made several attempts to negotiate a win/win arrangement with Mr. McCreight GUID offered Mr. McCreight a new non-operating role in the company and offered professional leadership coaching prior to his termination GUID agreed to allow Mr. McCreight to name two members to the board Mr. McCreight rejected all these offers Proxy contest as Last Resort 30

Dissident Nominee Issue Shawn McCreight Mr. McCreight was removed from GUID as CTO, and subsequently as Chairman. The Board determined that Mr. McCreight’s behavior and leadership were unacceptable. If he is restored to a leadership role, we see substantial risks to growth, employee morale, customer service and shareholder value. Michael McConnell Mr. McConnell is currently Chairman of the Board of Spark Networks (NASDAQ: LOV), and first joined its Board following a proxy contest in 2014. Since joining that Board, Spark Networks has continued to report declining revenue and has lost ~60% of its stock value. John P. Colbert Mr. Colbert resigned as CEO and director of GUID in December 2007. Mr. Colbert was a career law enforcement officer, does not appear to have significant cybersecurity experience, and has not had management or Board experience at any other public company since leaving GUID in 2007. Jonathan R. Mather Mr. Mather also is a member of Spark Network’s Board. Would not bring any new skills to the existing GUID Board Roberto Medrano Mr. Medrano was previously a candidate for GUID’s CEO position in early 2015. At that time, the Board, including Mr. McCreight, passed on hiring Mr. Medrano. WE BELIEVE Mr. McCreight’s Dissident board nominees are Poor alternatives to The existing board 31

Board recommends against amendment Permits Mr. McCreight to call special stockholder meetings whenever he pleases Puts in place the infrastructure for recurring stockholder fights Contrary to the Company’s Charter Special Meeting bylaw proposal 32

GUID stock performance since Mr. Dennis’s appointment as CEO vs. Cybersecurity peers 33 GUID Outperformed peers (flat v HACK) in year since arrival of new CEO Stock recovers on Positive Q4 news Sharp relative decline once McCreight starts disparaging GUID with shareholders and in the press

GUID has refreshed its business, strategy and Board GUID believes it is positioned for significant growth 1Q16 demonstrates growth, following changes by management in the second half of 2015 Mr. McCreight, a 30% holder, seeks control of the Board without paying a premium and without a new strategy to create stockholder value GUID Board and management asks to be given the time to execute on our momentum In Closing 34 Vote the WHITE proxy card to protect your investment

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